FOR IMMEDIATE RELEASE McCormick Appoints Gavin Hattersley and Rick Dierker to Board of Directors HUNT VALLEY, Md., Jan. 21, 2026 – McCormick & Company, Incorporated (NYSE: MKC), a global leader in flavor, today announced that Gavin Hattersley, retired President and Chief Executive Officer of Molson Coors Beverage Company, and Rick Dierker, President and Chief Executive Officer of Church & Dwight Co., Inc., have been appointed to McCormick’s Board of Directors effective February 1, 2026. Mr. Hattersley brings more than 35 years of leadership experience spanning the global consumer packaged goods and beverage industries. Most recently, he served as President and CEO of Molson Coors Beverage Company for six years before retiring in October 2025. In this role, he oversaw the Company’s worldwide operations, including finance, strategy, supply chain, marketing, and commercial functions across North America, Europe, and Asia-Pacific. Prior to this role, he served as President and CEO of MillerCoors and held several senior leadership positions in finance at SABMiller and South African Breweries. Mr. Hattersley currently serves on the boards of Zoetis Inc. and Make a Wish Wisconsin. He holds both a Bachelor’s and an Honors Bachelor’s degree in Accounting Science from the University of South Africa. Mr. Dierker currently serves as President, Chief Executive Officer, and a member of the Board of Directors at Church & Dwight Co., Inc., a leading consumer products company with $6.1 billion in annual revenue. He brings extensive experience in corporate finance, operations, and strategic leadership. Prior to his appointment as CEO, Mr. Dierker held multiple senior positions at Church & Dwight, including Executive Vice President and Chief Financial Officer, Head of Business Operations, and Vice President of Corporate Finance. Earlier in his career, he held financial management roles at Alpharma Inc. and Ingersoll-Rand Ltd. Mr. Dierker earned his Bachelor’s degree in Finance from James Madison University and an MBA from the University of North Carolina at Chapel Hill. Brendan M. Foley, Chairman, President and CEO of McCormick commented, “We are delighted to welcome Gavin and Rick to McCormick’s Board. Both bring deep experience in leading global consumer companies, strong financial acumen, and proven track records of driving growth and transformation. Their insights will be invaluable as McCormick continues to advance our global leadership in flavor and execute our long-term strategy.” McCormick also announced that two long-serving directors, Tony Vernon and Maritza Montiel, will retire from the Board and will not stand for election at the Company’s Annual Meeting of Stockholders in April 2026. Mr. Foley added, “On behalf of McCormick’s Board and Management Team, I want to express our sincere gratitude to Tony and Maritza for their years of dedicated service and contributions to McCormick. Their leadership and guidance have been instrumental in shaping our success.” These appointments reflect McCormick’s ongoing board refreshment process, which ensures the Company maintains a balanced mix of skills, experiences, and perspectives aligned with its strategic priorities and governance practices.

About McCormick McCormick & Company, Incorporated is a global leader in flavor. With over $6.7 billion in annual sales across 150 countries and territories, we manufacture, market, and distribute herbs, spices, seasonings, condiments and flavors to the entire food and beverage industry including retailers, food manufacturers and foodservice businesses. Our most popular brands with trademark registrations include McCormick, French’s, Frank’s RedHot, Stubb’s, OLD BAY, Lawry’s, Zatarain’s, Ducros, Vahiné, Cholula, Schwartz, Kamis, DaQiao, Club House, Aeroplane, Gourmet Garden, FONA and Giotti. The breadth and reach of our portfolio uniquely position us to capitalize on the consumer demand for flavor in every sip and bite, through our products and our customers' products. We operate in two segments, Consumer and Flavor Solutions, which complement each other and reinforce our differentiation. The scale, insights, and technology that we leverage from both segments are meaningful in driving sustainable growth. Founded in 1889 and headquartered in Hunt Valley, Maryland USA, McCormick is guided by our principles and committed to our Purpose – To Stand Together for the Future of Flavor. McCormick envisions A World United by Flavor where healthy, sustainable, and delicious go hand in hand. To learn more, visit: www.mccormickcorporation.com or follow McCormick & Company on Instagram and LinkedIn. # # # For information contact: Global Communications: Lori Robinson - lori_robinson@mccormick.com